UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.     )

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RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following employee communication may be provided to stockholders of Red Robin Gourmet Burgers, Inc. (“Red Robin”).

To: All Corporate Team Members
From: Paul Murphy III
Subject: From Paul Murphy: Recent press release

Good morning team,

As you may have seen, one of our shareholders, Vintage Capital Management, LLC, nominated four candidates to the Red Robin Board of Directors. The release we issued in response can be found here.

As you know, we’ve had multiple discussions with Vintage, and we intend to continue that dialogue. We committed last year to share updates on these discussions with you, as appropriate. The Board’s Nominating and Corporate Governance Committee will consider the candidates proposed by Vintage and will present the Board’s formal recommendation in due course and in accordance with established policies.

Over the past year, we’ve taken decisive actions to ensure we have the right strategy and the right leadership in place to position Red Robin for long-term success. Thanks to your hard work, we made significant progress against our transformation in 2019. In the fourth quarter, we saw comparable restaurant revenues rise 1.3%, the second consecutive quarter of positive comparable restaurant revenue and fourth consecutive quarter of operating trend improvement. Additionally, we’ve experienced consistently rising Guest ratings and continue to make progress on our strategic initiatives. The entire Board and management team are confident we are on track to achieve our long-term business objectives.

I want to emphasize that we are well-prepared for this type of situation. We have a small team focused on this matter along with the Board. We have also been working with a dedicated team of external advisors.

For all of you, it remains business as usual at Red Robin. Today, we ask that each of you stay focused on your responsibilities and serving our Guests with the attention, speed and value they expect from us. While we still have work to do, we are starting to see positive business momentum and improvements in key operational metrics. The Board and management team have confidence in our ability to grow into the future.

This news may draw attention from the media and other third parties. Consistent with our policy, if you receive any calls from the media, analysts or other third parties, please forward them to Kevin Caulfield, kcaulfield@redrobin.com or 303-907-0372.

Our Team Members are what help set Red Robin apart and we are grateful for the excellent work you do each and every day. Thank you for your continuing dedication and focus.

Sincerely,

Paul J.B. Murphy III
President and Chief Executive Officer

About Red Robin

Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to Guests of all ages. Whether a family dining with kids, adults grabbing a drink at the bar, or teens enjoying a meal, Red Robin offers an unparalleled experience for its Guests. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts, and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, earning the restaurant a VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant. There are more than 560 Red Robin restaurants across the United States and Canada, including locations operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram, and Twitter.

Solicitation of Proxies

Red Robin Gourmet Burgers, Inc. (“Red Robin”) intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). RED ROBIN STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Red Robin with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Red Robin, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Red Robin’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting. Information regarding the ownership of Red Robin’s directors and executive officers in Red Robin common shares is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Red Robin’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s strategic initiatives, including the effectiveness of the Company’s affordability, service improvement, technology, and off-site initiatives to drive traffic and sales; the ability to increase labor productivity through alternative labor models, and to train the Company's workforce for service execution complexities related to growth of multiple revenue streams in the restaurant; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.